Exhibit 5.4

Mourant Ozannes

22 Grenville Street
St Helier
Jersey JE4 8PX
Virgin Media Secured Finance PLC	Channel Islands
160 Great Portland Street
W1W 5QA	T +44 (0)1534 609 000
United Kingdom	F +44 (0)1534 609 333
www.mourantozannes.com

15 June 2010

Our ref:             3001451/WHITG/MdFJ/2636643/2

Birmingham Cable Finance Limited (the “Company”)

1.                                      Introduction

This opinion is rendered at the request of Virgin Media Secured Finance PLC (the “Issuer”) in connection with the Issuer’s offer to exchange the $1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018 issued under the Indenture (as defined below) for a like principal amount of 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018 to be issued under the Indenture (the “Exchange Notes”) which we understand will, when issued, constitute “Exchange Notes” for the purposes of Section 2.06(f) of the Indenture (as defined below) and which are being registered under the Securities Act of 1933, as amended of the United States of America pursuant to the Registration Statement on Form S-4 (the “Registration Statement”).

2.                                      Documents

For the purposes of this opinion we have examined copies of the following:

(i)                                     an indenture dated 19 January 2010 (the “Indenture) governing the $1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018, among Virgin Media Inc., Virgin Media Investment Holdings Limited, Virgin Media Finance PLC, the Issuer, the subsidiary guarantors named therein (including the Company), The Bank of New York Mellon, as trustee, registrar and paying agent and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent;

(ii)                                  a senior secured guarantee dated 19 January 2010 (the “Note Guarantee) granted by certain companies (including the Company) as Senior Secured Guarantors;

(iii)                               the memorandum and articles of association of the Company; and

(iv)                              minutes of a meeting (the “Directors’ Meeting”) of the board of directors of the Company held on 7 January 2010 (the “Board Minutes”).

The Indenture and the Note Guarantee are hereinafter referred to together as the “Documents”.

3.                                      Assumptions

For the purposes of giving this opinion we have assumed:

(i)                                     that each of the Documents has been signed on behalf of all the parties thereto or their validly appointed attorneys (and in the case of the Company that the Documents

Mourant Ozannes is a Jersey partnership

Partners:  D J Birtwistle, M Chambers, G R P Corbin, E C Devenport, S J V Felton, S M Gould, J Harvey-Hills, T J Herbert, R A Hickling, J E Hill, I C James, M Jowitt, B H Lacey, W Lambert, B J Lincoln, J H Rainer, J A Richomme, G A Rigby, J D Rigby, B C Robins, J F Ruane, J P Speck, M Stone, A J R Syvret, M Temple, J C Walker.

Cayman - Guernsey - Jersey - London

to which the Company is party have been signed by the persons so authorised in accordance with the Board Minutes) and the due execution and delivery thereof under all applicable laws other than the laws of Jersey;

(ii)                                  the genuineness of all signatures on all documents and the completeness and conformity to original documents of all copies submitted to us as originals or copies and the authenticity of all documents and certificates submitted to us as originals or copies (including by facsimile or email) and that where incomplete documents or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original has been duly completed and corresponds in all material respects with the last version of the documents received by us prior to giving this opinion;

(iii)                               that where any of the Documents has been submitted to us in draft, wholly or partly unexecuted and/or undated, it has been or will be duly executed by the party or parties thereto and/or dated (as appropriate) in a form in all material respects the same as the version thereof last received by us prior to giving this opinion;

(iv)                              that the directors of the Company are resident in the United Kingdom and that the Directors’ Meetings were duly convened and quorate;

(v)                                 due compliance with all applicable laws other than the laws of Jersey and that there are no provisions of the laws of any jurisdiction outside Jersey which would be contravened by the execution, delivery or performance of the Documents;

(vi)                              that as a matter of the law by which the Indenture and Note Guarantee are governed and construed the Exchange Notes will constitute Notes (as defined in the Indenture and the Note Guarantee) for the purposes of all obligations of the Company in the Indenture and the Note Guarantee;

(vii)                           the accuracy as at the date hereof in every respect of every statement set out in the directors’ certificate (the “Certificate”) attached hereto;

(viii)                        that the Documents comprise all the documentation relating to the transaction thereby contemplated and that there are no agreements or arrangements in existence between the parties to the transaction which materially affect, amend or vary the terms of such transaction as disclosed by the Documents;

(ix)                                the capacity, power and authenticity of, and the fulfilment of all internal authorisation procedures by, each of the parties (other than the Company) to execute, deliver and perform its respective obligations under the Documents;

(x)                                   that each of the Documents has been or will be entered into, and each of the transactions referred to therein is carried out by each of the parties thereto in good faith, for the purpose of carrying on their respective businesses, for the benefit of each of them respectively, for commercial purposes, and on arm’s length commercial terms;

(xi)                                that the Company is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due as a result of its entry into the transactions pursuant to the Documents;

(xii)                             that the information disclosed by the search conducted on our behalf on 11 June 2010 of the public records of the Company kept at the office of the registrar of companies in Jersey in relation to the Company was then accurate and has not since then been altered and that there was no information which had been delivered for registration but did not appear on the files of the Company at the time of our search; and

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(xiii)                          that the responses to our enquiry on 11 June 2010 at the office of the Viscount in Jersey in relation to the Company referred to below were then accurate and complete in all respects and have not since the time of those enquiries been altered.

We have not independently verified the above assumptions and are under no obligation to do so but are not aware of any of them being incorrect.

We have made such searches and enquiries and examined such other documentation as we have considered necessary and had regard to such laws of Jersey as in our judgment is necessary or appropriate for the purposes of this opinion.  We do not purport to be qualified to advise upon and express no opinion herein as to the laws of any other jurisdiction other than those of Jersey as such law is customarily enforced at the date hereof.

4.                                      Opinion

On the above assumptions, subject to the reservations and qualifications below and to matters not disclosed to us, and in reliance upon the Certificate we are of the opinion that:

(i)                                     The Company is a limited liability company, duly organised and validly existing under the laws of Jersey, possessing the capacity to sue or be sued in its own name.

(ii)                                  The Company has the power and authority to enter into and perform its obligations under the Documents to which it is party and has taken all necessary action to authorise the entry into and performance of its obligations under the Documents to which it is party and the transactions contemplated thereby.

(iii)                               Each of the Documents to which the Company is party has been duly executed and delivered by the Company.

5.                                      Qualifications

This opinion is subject to the following qualifications:

(i)                                     We have made no enquiry or assessment as to whether the Company will be in a position to fulfil its obligations under the Documents.

(ii)                                  In order to ensure that the Company is maintained on the register of companies in Jersey an annual fee must be paid and an annual return made to the registrar of companies in Jersey before the end of February in each year.

(iii)                               Under Jersey law, in discharging their duties, the directors of a Jersey company must act at all times in good faith and in the best interests of that company. In the event that the Jersey court were to hold that the directors of the Company failed duly to discharge their duties in connection with the entry by the Company into a transaction for which there is no or insufficient cause, and the other parties thereto had actual or constructive notice of that fact, then a creditor or shareholder of the Company may apply to have that transaction set aside.  No opinion is expressed as to whether there is sufficient cause for the entry by the Company into the Documents or whether the directors of the Company have fulfilled their aforesaid duties in approving the same. (“Cause” is the reason why a person enters into a given transaction).

(iv)                              A director of a Jersey company who has, directly or indirectly, an interest in a transaction entered into or to be entered into by the company or by a subsidiary of the company which to a material extent conflicts or may conflict with the interests of the company and of which he is aware is required to disclose to the company the nature and extent of his interest.  Such disclosure is required to be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any

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reason he fails to do so, as soon as practical after that meeting, by notice in writing delivered to the company secretary.  Where a director fails to disclose an interest, the company, or a member of the company, may apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit or gain realised and the court may so order or make such other order as it thinks fit.

(v)                                 The search on 11 June 2010 of the public records of the Company kept at the office of the registrar of companies in Jersey referred to above is not conclusively capable of revealing whether or not:

(a)                                  a winding-up order has been made or a resolution passed for the winding-up of the Company; or

(b)                                 an order has been made or a resolution passed appointing a liquidator, receiver or other similar official in respect of the Company or any of its assets,

as notice of these matters is not required to be filed immediately or may not be filed in accordance with the requirements of the Companies (Jersey) Law 1991.

(vi)                              The enquiry at the office of the Viscount on 11 June 2010 referred to above relates only to the making of a declaration that the property of the Company is en désastre.  There is no formal procedure for determining whether the Company has otherwise become bankrupt as defined in the Interpretation (Jersey) Law 1954.

6.                                      Scope and Consent

This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. The foregoing opinion applies only with respect to the laws of the Island of Jersey and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ MOURANT OZANNES

Mourant Ozannes

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BIRMINGHAM CABLE FINANCE LIMITED

Company No. 60972

Registered office: 22 Grenville Street, St Helier, Jersey JE4 8PX

OPINION CERTIFICATE

Mourant du Feu & Jeune

22 Grenville Street

St Helier, Jersey JE4 8PX

15 June 2010

Your ref: 3001451/WHITG/MdFJ/2458945/1

Dear Sirs

Birmingham Cable Finance Limited (the “Company”)

You have been asked to deliver an opinion in connection with the Company. We understand that your opinion will be given in reliance on the matters certified below and accordingly I, the undersigned, a director of the Company, hereby certify (without any personal liability) as follows:

1.             You have been supplied with a true and complete copy of:

(a)                                  the Memorandum and Articles of Association of the Company; and

(b)                                 minutes of a meeting of directors of the Company held on 7 January 2010 (the “Directors’ Meeting”);

(c)                                  resolutions in writing of the directors of the Company dated 11 March 2010 (the “Written Directors’ Resolutions”);

(d)                                 resolutions of the sole shareholder of the Company dated 7 January 2010 and 11 March 2010 (the “Written Shareholder Resolutions”).

2.             The Memorandum and Articles of Association supplied to you are in full force and effect at the date hereof and have embodied in them or attached to them copies of all resolutions or agreements or acts of court to which the provisions of Articles 100 or 125 of the Companies (Jersey) Law, 1991 apply.

3.             The Directors’ Meeting was duly convened and quorate and the resolutions passed at the Directors’ Meeting are in full force and effect at the date hereof and have not been revoked, superseded or amended. The Written Directors’ Resolutions were signed in the United Kingdom by all of the directors of the Company and are in full force and effect at the date hereof and have not been revoked, superseded or amended.

4.             The Written Shareholder Resolutions are in full force and effect at the date hereof and have not been revoked, superseded or amended.

5.             The directors of the Company are as follows:

(a)           Robert Charles Gale; and

(b)           Robert Mario MacKenzie.

6.             The secretary of the Company is Gillian Elizabeth James.

7.             No meetings of the shareholders of the Company have been called, nor have any resolutions been passed or been deemed to have been passed by the shareholders of the Company, in order to wind up the Company and no application has been made to the court by the directors or by the Company that the Company be wound up.

8.             The Company is not:

(a)                                  a “financial services company” (as such term is defined in the Income Tax (Jersey) Law 1961, as amended (the “Income Tax Law”)); or

(b)                                 a “utility company” (as such term is defined in the Income Tax Law).

9.             The Company does not own land in Jersey.

10.           The Company is an “international services entity” (within the meaning of the Goods and Services Tax (Jersey) Law 2007).

11.           The Company is not acting either as an assurance company carrying on life assurance business or as a trustee of a superannuation fund for the purposes of the Income Tax Law.  The Company is not a manager of an approved drawdown contract or the trustee of an approved trust for the purposes of the Income Tax Law.

12.           The Company does not carry on any trade, business or profession in Jersey, have any employees in Jersey or occupy any floor space in Jersey.

13.           The Company has no consents, licences, approvals or authorisations of any governmental or other authority or agency in Jersey which, or the conditions attaching to which, could affect, conflict with or be breached by the transactions as recorded in the minutes of the Directors’ Meeting.

14.           The Company is not carrying on unauthorised financial service business, as defined in the Financial Services (Jersey) Law 1998.

15.           No resolution has been passed by the board of directors or the shareholders of the Company to limit the powers of the board of directors to authorise the carrying on of business by the Company in any manner.

16.           All documents required to be filed by the Company at the office of the registrar of companies in Jersey have been filed and appear on the file maintained in respect of the Company.

17.           There are no conditions attaching to any consents, licences, approvals or authorisations of any governmental or other authority or agency in Jersey, nor any resolutions, agreements or arrangements in place, which could restrict a transfer of shares in the Company.

18.           I am duly authorised by the Company to give this certificate.

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Yours faithfully

/s/ Robert Mackenzie

Robert Mackenzie